Exhibit 10.1

AMENDMENT NO. 6

TO

AMENDED AND RESTATED

OMNIBUS AGREEMENT

This AMENDMENT NO. 6 TO AMENDED AND RESTATED OMNIBUS AGREEMENT (this “Amendment”), dated as of February 24, 2017 and, solely with respect to Sections 1.02(a) and 1.02(b), effective as of March 4, 2017, which effectiveness shall be retroactive from February 24, 2017, is made and entered into among 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), 8point3 General Partner, LLC, a Delaware limited liability company (the “YieldCo General Partner”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), First Solar, Inc., a Delaware corporation (“First Solar”) and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, each a “Sponsor” and collectively, the “Sponsors”).  The above-named entities are sometimes referred to in this Amendment as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties entered into that certain Amended and Restated Omnibus Agreement on April 6, 2016, that certain Amendment No. 1 to Amended and Restated Omnibus Agreement on July 1, 2016, that certain Amendment No. 2 to Amended and Restated Omnibus Agreement on September 9, 2016, that certain Amendment No. 3 to Amended and Restated Omnibus Agreement on September 29, 2016, that certain Amendment No. 4 to Amended and Restated Omnibus Agreement on November 30, 2016 and that certain Amendment No. 5 to Amended and Restated Omnibus Agreement on December 1, 2016 (collectively, the “Agreement”);

WHEREAS, pursuant to Section 2.2(b) of the Agreement, from February 29, 2016 until February 28, 2017, SunPower is obligated to pay COD Delay Damages with respect to the following Projects acquired by the Partnership on January 26, 2016, each of which has a Scheduled COD of February 29, 2016:

(1) Kern Phase 1(a) – Arvin HS West; and

(2) Kern Phase 1(a) – Support Services;

(collectively, the “Affected Projects”);

WHEREAS, pursuant to Section 2.2(c)(i) of the Agreement, as of February 28, 2017, SunPower shall no longer be obligated (A) to incur further costs required for the Affected Projects to achieve Commercial Operation or (B) to pay COD Delay Damages with respect to the Affected Projects;

WHEREAS, pursuant to Section 2.2(c)(ii) of the Agreement, as of February 28, 2017, SunPower will become obligated to pay Capacity Buy-Down Damages with respect to the Affected Projects;

WHEREAS, the Parties desire to extend the period pursuant to which SunPower is required to pay COD Delay Damages and delay the obligation to pay Capacity Buy-Down Damages; and

WHEREAS, the Parties desire, subject to the terms and conditions set forth herein, to amend the Agreement to reflect the Parties’ agreement as to certain matters set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.01Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

Section 1.02Amendments.

(a)Section 1.1 is hereby amended by inserting the following term in proper alphabetical order:

“Affected Kern Project” means either the Kern Phase 1(a) – Arvin HS West project or the Kern Phase 1(a) – Support Services project, each as identified on Schedule I, as applicable.

(b)Section 2.2(c) is hereby deleted in its entirety and replaced with the following:

(c) To the extent any Project listed on Schedule I has not achieved Commercial Operation on or prior to the day that is one (1) year after such Project’s Scheduled COD (or, with respect to an Affected Kern Project, on or prior to September 30, 2017):

(i) the Sponsor that contributed such Project to the Operating Company shall have no obligations (A) to incur further costs required for such Project to achieve Commercial Operation, under Section 2.2(a), or (B) to pay COD Delay Damages, under Section 2.2(b)(ii), in each case, with respect to any period on or after the first (1st) anniversary of such Project’s Scheduled COD (or, with respect to an Affected Kern Project, with respect to any period after September 30, 2017); and

(ii) no later than the 45th day after the last day of the quarter in which such first (1st) anniversary occurs (or, with respect to an Affected Kern Project, no later than November 14, 2017), such Sponsor shall pay to the Operating Company an amount equal to:

(A) in the event (I) such Project’s Actual Project Capacity fails to equal the Minimum Project Capacity for such Project, or (II) such Project has not yet achieved PPA Completion, the product of (x) the Guaranteed Project Capacity for such Project multiplied by (y) the Capacity Buy-Down Amount for such Project; or

(B) in all other cases, the product of (x) the positive difference (measured in MW) of (1) the Guaranteed Project Capacity for such Project less (2) such Project’s Actual Project Capacity, multiplied by (y) the Capacity Buy-Down Amount for such Project;

less, in the case of either clause (ii)(A) or (ii)(B) above, the amount of any “capacity liquidated damages” (1) paid by the contractor to the applicable Contributed Company under the construction contract for such Project and (2) which constitute Distributed Cash (the result of the calculation in clause (ii)(A) or (ii)(B) of this Section 2.2(c), “Capacity Buy-Down Damages”).

(c)The following text shall be added as new rows to the table set forth on Schedule I of the Agreement:

No.	Sponsor	Project	Scheduled COD	Guaranteed Project Capacity (MWAC)	Minimum Project Capacity (MWAC)	Closing Project Value	Capacity Buy-Down Amount ($ per MW)
42.	SunPower	Kern Phase 2(b) – Bakersfield High School	4/15/2017	0.9894	0.9486	$1,764,402.12	$1,729,806
43.	SunPower	Kern Phase 2(b) – Independence High School	4/15/2017	0.97776	0.93744	$1,743,644.45	$1,729,806
44.	SunPower	Kern Phase 2(b) – Kern Valley High School	4/15/2017	0.39188	0.37572	$698,841.62	$1,729,806
45.	SunPower	Kern Phase 2(b) – North High School	4/15/2017	1.01268	0.97092	$1,805,917.46	$1,729,806

Section 1.03Representations and Warranties.

(a)Representations and Warranties of Each Sponsor.  Each Sponsor hereby represents and warrants to the other Sponsor, the Operating Company, the YieldCo General Partner, Holdings and the Partnership, as follows as of the date hereof:

(i)Organization; Qualification.  Such Sponsor has been duly formed and is validly existing and in good standing as a corporation under the Laws of its jurisdiction of formation with all requisite corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

(ii)Authority and Power.  Such Sponsor (A) has all requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and (B) has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(iii)Valid and Binding Obligation.  This Amendment has been duly and validly executed and delivered by such Sponsor and, assuming this Amendment has been duly and validly authorized, executed and delivered by all other Persons party hereto, constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(iv)No Conflicts.  The execution, delivery and performance of this Amendment by such Sponsor will not (a) conflict with or violate any provision of its certificate of incorporation or bylaws, (b) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Sponsor is a party, or (c) contravene, in any material respect, any material Law.

(v)Consents and Approvals.  The execution, delivery and performance of this Amendment by such Sponsor does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to (as applicable) any Governmental Entity or other Person, except as has already been obtained, made or waived.

(b)Representations and Warranties of the Operating Company, the YieldCo General Partner, Holdings and the Partnership.  Each of the Operating Company, the YieldCo General Partner, Holdings and the Partnership hereby represents and warrants to the Sponsors, as follows as of the Execution Date:

(i)Organization; Qualification.  Such Person has been duly formed and is validly existing and in good standing as a limited liability company or partnership, as applicable, under the Laws of its jurisdiction of formation with all requisite limited liability company or partnership, as applicable, corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Amendment.

(ii)Authority and Power.  Such Person (A) has all requisite limited liability company or partnership, as applicable, power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and (B) has taken all necessary limited liability company or partnership, as applicable, action to authorize the execution, delivery and performance of this Amendment.

(iii)Valid and Binding Obligation.  This Amendment has been duly and validly executed and delivered by such Person and, assuming this Amendment has been duly and validly authorized, executed and delivered by the Sponsors party hereto, constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(iv)No Conflicts.  The execution, delivery and performance of this Amendment by such Person will not (a) conflict with or violate any provision of its certificate of incorporation or bylaws, (b) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Person is a party, or (c) contravene, in any material respect, any material Law.

(v)Consents and Approvals.  The execution, delivery and performance of this Amendment by such Person does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to (as applicable) any Governmental Entity or other Person, except as has already been obtained, made or waived.

Section 1.04Continuity.  Except as expressly modified hereby, the terms and provisions of the Agreement and all instruments, agreements or other documents executed and delivered in connection therewith shall continue in full force and effect.   Whenever the “Agreement” is referenced in the Agreement or any of the instruments, agreements or other documents executed and delivered in connection therewith, such references shall be deemed to mean the Agreement as modified hereby.

Section 1.05Parties in Interest.  This Amendment is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.  This Amendment is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Amendment.

Section 1.06Severability.  Whenever possible each provision and term of this Amendment will be interpreted in a manner to be effective and valid.  If any term or provision of this Amendment or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  If any term or provision of this Amendment is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Amendment.  Upon determination that any other term or provision of this Amendment is invalid, void, illegal, or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 1.07Facsimile; Counterparts.  Any Party may deliver executed signature pages to this Amendment by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page.   This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

Section 1.08GOVERNING LAW.  THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS

AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first above written and delivered in their names by their respective duly authorized officers or representatives.

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President of Operations

8point3 General Partner, LLC

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President of Operations

8point3 Operating Company, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President of Operations

[Amendment No. 6 to Amended and Restated Omnibus Agreement]

8point3 Holding Company, LLC

By:	First Solar 8point3 Holdings, LLC, its member

By:	/s/ Bryan R. Schumaker
	Name:	Bryan R. Schumaker
	Title:	Vice President and Corporate Controller

By:	SunPower YC Holdings, LLC, its member

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President

First Solar, Inc.

By:	/s/ Alexander R. Bradley
	Name:	Alexander R. Bradley
	Title:	Chief Financial Officer

SunPower Corporation

By:	/s/ Charles D. Boynton
	Name:	Charles D. Boynton
	Title:	Chief Financial Officer

[Amendment No. 6 to Amended and Restated Omnibus Agreement]